EXHIBIT 99.1
PROS Holdings, Inc. Announces Appointment of Leland T. Jourdan to Board of Directors

Seasoned business leader brings operational and DEI expertise to fuel next phase of corporate growth

HOUSTON, June 1, 2021 – PROS Holdings, Inc. (NYSE: PRO), a provider of AI-powered solutions that optimize selling in the digital economy, today announced the appointment of Leland T. “Lee” Jourdan to its board of directors effective June 1, 2021. Jourdan joins the board as an independent director.

Jourdan is a seasoned business development and diversity, equity and inclusion (DEI) leader within the Oil & Gas industry. Recently retired from Chevron (NYSE: CVX), he spent the past 18 years in senior management roles including Chief Diversity and Inclusion Officer, Senior Management Sponsor, and Vice President, Commercial and Business Development for each of the IndoAsia and Asia South regions. Prior to Chevron, Jourdan served in management, business development, trading and engineering roles at El Paso Energy (NYSE: EP), PG&E (NYSE: PCG) and Dominion Energy (NYSE: D).

Jourdan serves the Houston community on the board of SEARCH Homeless Services. His leadership and accomplishments in the DEI space have been recognized widely, with Business Insider naming Jourdan as one of 100 People Transforming Business in 2020. Jourdan is a graduate of the US Military Academy at West Point. He was commissioned as an officer in the US Army, obtaining the rank of Captain prior to entering the private sector.

“Lee is an exceptional leader who brings substantial international commercial and business development experience and DEI expertise to the board,” said PROS Non-Executive Chairman of the Board Bill Russell. “As PROS continues to grow our global business while demonstrating our corporate values, his experience and knowledge will be a great resource for us. I look forward to working with him to create even greater long-term value for our shareholders.”

“Lee is a great addition to the PROS team and I am excited to welcome him to the PROS board,” said PROS President and CEO Andres Reiner. “I look forward to tapping into his perspective on a host of opportunities as we continue to scale our business, including our DEI initiatives, sales, marketing and operations.”

“I am truly honored to join the PROS Board of Directors and be part of a rich, diverse team seeking to grow both its customer base and people in this next normal,” said Jourdan. “The last 12-18 months has fundamentally impacted so many aspects of business – including how they further adopt digital selling motions to best engage customers,” said Jourdan. “I look forward to sharing my experience and expertise with the team to help capitalize on this tremendous market opportunity at hand.”

About PROS
PROS Holdings, Inc. (NYSE: PRO) provides AI-powered solutions that optimize selling in the digital economy. PROS solutions make it possible for companies to price, configure and sell their products and services in an omnichannel environment with speed, precision and consistency. Our customers, who are leaders in their markets, benefit from decades of data science expertise infused into our industry solutions.

EXHIBIT 99.1
Forward-looking Statements

This press release contains forward-looking statements, including statements about PROS market opportunity, PROS growth and scalability, the functionality and benefits of AI-powered solutions to organizations generally as well as the functionality and benefits of PROS software products. The forward-looking statements contained in this press release are based upon PROS historical experience and current expectations. Factors that could cause actual results to differ materially from those described herein include, among others, the risks related to the impact of the COVID-19 pandemic, such as the scope and duration of the outbreak and timeframe for economic recovery, the addressability of an organization’s AI-powered solution needs, the risks associated with PROS developing and enhancing products with the functionality necessary to deliver the stated results and the risks associated with the complex implementation and maintenance of AI-powered solutions such as PROS software products. Additional information relating to the uncertainty affecting PROS business is contained in PROS filings with the Securities and Exchange Commission. These forward-looking statements represent PROS expectations as of the date of this press release. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future whether as a result of new information, future events or otherwise.

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Media Contact
Amanda Parrish
aparrish@pros.com
832-924-4731

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